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                                                                     EXHIBIT 4.2
                                    FORM OF
                            FARO TECHNOLOGIES, INC.
                        1997 EMPLOYEE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Option Agreement") is entered into as of the _________ day of _________________, __________, by and between Faro
Technologies, Inc., a Florida corporation (the "Corporation"), and _________________________________________, an employee of the Corporation or one of its subsidiaries (the "Optionee").

         WHEREAS, the board of directors of the Corporation (the "Board") has duly adopted that certain 1997 Employee Stock Option Plan (the "Plan"), which authorizes the Corporation to grant to eligible individuals options for the purchase of shares of voting common stock, par value $0.001 per share, of the Corporation (the "Stock"); and

         WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock in order to provide the Optionee with an incentive to advance the interests of the Corporation and its subsidiaries, all according to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. GRANT OF OPTION. Subject to the terms of the Plan (attached hereto as Exhibit A, the terms of which are incorporated herein by this reference), the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth herein and in the Plan, _______________ shares of Stock. The Option shall constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the fullest extent permissible thereunder, taking into account such Option and any other incentive stock options issued to the Optionee under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code, in the order in which the Option issued hereunder and any such other incentive stock options were granted. Any portion of the Option issued hereunder which is not treated as an incentive stock option shall be treated as a nonqualified stock option. The date of grant of the Option is ___________________________ (the "Grant Date"), the date on which the grant of the Option was approved in accordance with the terms and conditions of the Plan.

         2. PRICE. The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $________________ per share.

         3. EXERCISE OF OPTION. Except as otherwise provided herein and in the Plan, the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:
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         3(a).   TIME OF EXERCISE OF OPTION.  The Optionee may exercise the
Option (subject to the limitations on exercise set forth in Section 3(c) hereof), in whole or in part, as follows: (i) the Option may not be exercised to any extent prior to one year following the Grant Date; and (ii) the Option may be exercised to the extent of 33-1/3% of the shares of Stock specified in
Section 1 hereof after one year following the Grant Date and may be exercised to the extent of 33-1/3% of the shares of Stock specified in Section 1 hereof after each of the second and third years following the Grant Date.

         3(b).   TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.  In the event of the death, disability or other termination of employment of the Optionee, the Option shall be exercisable to the extent provided in Section 5 of the Plan.

         3(c).   LIMITATIONS ON EXERCISE OF OPTION.  If the Optionee owned
capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company as of the Grant Date (a "10% Shareholder"), then in no event may the Option be exercised, in whole or in part, after five (5) years following the Grant Date. If the Optionee is not a 10% Shareholder, then in no event may the Option be exercised, in whole or in part, after ten (10) years following the Grant Date. In no event may the Option be exercised for a fractional share.

         4. METHOD OF EXERCISE OF OPTION. The method of exercise of the Option is set forth in Section 7 of the Plan.

         5. EFFECT OF CHANGES IN CAPITALIZATION. Section 6 of the Plan shall apply to the Option.

         6. WITHHOLDING OF TAXES. The parties hereto recognize that the Corporation or any subsidiary thereof may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with certain dispositions of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or any subsidiary thereof may withhold amounts needed to cover such taxes from payment otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or any subsidiary thereof having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Corporation or a subsidiary thereof. With the prior approval of the Corporation, however, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (a) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of the Option or
(b) by delivering to the Corporation shares of Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation in accordance with the Plan as of the date that the amount of tax to be withheld is to be determined.



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         7.      DELIVERY OF SHARES.  Shares of Stock purchased by the Optionee upon the partial or complete exercise of the Option shall be delivered to the Optionee upon notice of issuance given by the Corporation to its transfer agent.

         8. INTERPRETATION OF THIS OPTION AGREEMENT. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

         9. GOVERNING LAW. This Option Agreement is executed pursuant to and shall be governed by the internal laws of the State of Florida without reference to the conflict of law principles thereof.

         10. NOTICE. Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given (i) when mailed or delivered to the Corporation at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Corporation. Any notice or delivery hereunder by the Corporation or its transfer agent to the Optionee shall be in writing and shall be deemed duly given: (i) when mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation; or
(ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Optionee.

         11. ENTIRE AGREEMENT. This Option Agreement (including Exhibit A hereto) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder or otherwise cause the Option granted hereunder not to qualify as an "incentive stock option" within the meaning of Section 422 of the Code (if applicable), but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         12. SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors, personal representatives and permitted assigns of the parties hereto.

         13. COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.





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         14.     FACSIMILE SIGNATURE.  This Option Agreement may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Option Agreement shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Option Agreement.

         15. TAX CONSEQUENCES. The Optionee should consult his or her tax advisor regarding the tax consequences relating to the Option, including the exercise of the Option and the sale of the stock purchased upon such exercise, and the Corporation makes no representations regarding such tax consequences nor the ability for the Option or any part thereof to constitute an incentive stock option within the meaning of Section 422 of the Code.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed on their behalf, as of the day and year first above written.

                                        FARO TECHNOLOGIES, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        OPTIONEE:


                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        Printed Name

                                        ADDRESS FOR NOTICE TO OPTIONEE:

                                        ________________________________________
                                        Name

                                        ________________________________________
                                        Street

                                        ________________________________________
                                        City             State         Zip Code






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